UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): March 29, 2024

Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

Virginia	000-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, Virginia 22824
(Address of principal executive offices) (Zip Code)

(540) 984-4141

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	SHEN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 29, 2024, Shenandoah Telecommunications Company (“the Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) reporting the initial closing of its previously disclosed sale of substantially all of the Company’s tower portfolio and operations to Vertical Bridge Holdco, LLC for $309.9 million in cash (the “Transaction”). The Transaction was completed pursuant to the terms of a Purchase and Sale Agreement, dated February 29, 2024, as amended by Amendment No. 1 to the Purchase and Sale Agreement, dated March 29, 2024, which are attached as Exhibits 2.1 and 2.2, respectively, to the Initial Form 8-K.

This Current Report on Form 8-K/A amends the Initial Form 8-K to include the unaudited pro forma consolidated financial information required by Item 9.01(b) of Form 8-K and to update certain disclosures under Item 9.01(b) of the Initial Form 8-K. Such information should be read in conjunction with the Initial Form 8-K. Except as provided herein, the disclosures made in the Initial Form 8-K remain unchanged.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated financial information of the Company (giving effect to the Transaction) as of December 31, 2023 and for the years ended December 31, 2023, December 31, 2022 and December 31, 2021 (the “Unaudited Pro Forma Financial Information”), is filed as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

The Unaudited Pro Forma Financial Information is presented for illustrative purposes only and is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the Transaction been completed as of the dates presented in the Unaudited Pro Forma Financial Information. The Unaudited Pro Forma Financial Information should not be taken as a representation of the Company’s future consolidated results of operations or financial condition. The pro forma adjustments in the Unaudited Pro Forma Financial Information are based on available information and certain assumptions that management believes are reasonable under the circumstances.

(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This communication contains forward-looking statements about Shentel regarding, among other things, its business strategy, its prospects and its financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “plans,” “should,” “could,” or “anticipates” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. The forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to Shentel’s beliefs and expectations as to future events and trends affecting its business that are necessarily subject to uncertainties, many of which are outside Shentel’s control. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved, and actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors. A discussion of other factors that may cause actual results to differ from management’s projections, forecasts, estimates and expectations is available in Shentel’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q. Those factors may include, among others, Shentel’s ability to satisfy the closing conditions for subsequent tower sale closings, the expected savings and synergies from Shentel’s acquisition of Horizon Telecom may not be realized or may take longer or cost more than expected to realize, changes in overall economic conditions including rising inflation, regulatory requirements, changes in technologies, changes in competition, demand for our products and services, availability of labor resources and capital, natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19, and other conditions. The forward-looking statements included are made only as of the date of the statement. Shentel undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

Dated: April 4, 2024	/s/ James J. Volk
James J. Volk
Senior Vice President – Chief Financial Officer